CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No.333-149978) on Form S-1/A of Diamond Information Institute, Inc. of our report dated March 23, 2009, relating to our audit of the financial statements, which appear in the Annual Report on Form 10-K of Diamond Information Institute, Inc. for the year ended December 31, 2008.

/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey
March 23, 2009